TENDER AND VOTING AGREEMENT

       TENDER  AND  VOTING  AGREEMENT,   dated  as  of  August  11,  2000  (this
"Agreement"), between Zale Corporation, a Delaware corporation ("Parent"), Jewelry Expansion Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Purchaser") and each of the persons listed on Schedule A hereto (each a "Stockholder" and, collectively, the "Stockholders").

                             W I T N E S S E T H :

       WHEREAS, the Boards of Directors of Parent, Purchaser and Piercing Pagoda, Inc., a Delaware corporation (the "Company") deem it advisable and in the best interests of the respective stockholders of such corporations to effect the merger of the Purchaser with and into the Company upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement") providing for, among other things, the making of the Offer by Purchaser for all of the issued and outstanding shares of common stock, par value $0.01 per share, of the Company (referred to herein as either the "Shares" or "Common Stock") and the merger of Purchaser with and into the Company (the "Merger");

       WHEREAS, each Stockholder is the beneficial owner of the Shares and Options set forth opposite such Stockholder's name on Schedule A hereto (collectively referred to herein as the "Shares" of such Stockholder); and

       WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Purchaser have requested that the Stockholders enter into this Agreement;

       NOW, THEREFORE, to induce Parent and Purchaser to enter into, and in consideration of their entering into, the Merger Agreement, and in consideration of the foregoing and the representations, warranties, covenants and agreements hereinafter contained and intending to be bound hereby, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

       Section 1. Certain Definitions. Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Merger Agreement.

       Section 2. Representations and Warranties of the Stockholders. Each Stockholder, severally and not jointly, represents and warrants to Parent and Purchaser, as of the date hereof, as follows:

       (a) The Shares  (including the Options)  constitute all of the securities
(as  defined  in  Section   3(a)(10)  of  the  Exchange  Act),  of  the  Company
beneficially owned, directly or indirectly, by the Stockholder.

       (b) Except for the Shares (including the Options), such Stockholder does not, directly or indirectly, beneficially own or have any option, warrant or other right to acquire any securities of the Company that are or may by their terms become entitled to vote or any securities that are convertible or exchangeable into or exercisable for any securities of the Company that are or may by their terms become entitled to vote, nor is such Stockholder subject to any contract, commitment, arrangement, understanding, restriction or relationship (whether or not legally enforceable), other than this Agreement, that provides for such Stockholder to vote or acquire any securities of the Company. Except for the provisions of Section 203 of the Delaware General Corporation Law, such Stockholder holds exclusive power to vote and dispose of the Shares free and clear of any security interests, liens, claims, pledges, options, rights of first refusal, agreement, charge, encumbrance or any other restriction or limitation on such Stockholder's right to vote or dispose of the Shares (including those issuable upon exercise of the Options), and such
Stockholder has not granted a proxy to any other Person to vote the Shares (including those issuable upon exercise of the Options), subject to the limitations set forth in this Agreement. The transfer by such Stockholder of such Shares to Purchaser hereunder shall pass to and vest in Purchaser good and valid title to such Shares and Options, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, charges, encumbrances, or any other restrictions or limitations on the Stockholder's right to vote or dispose of the Shares (including those issuable upon exercise of the Options) and proxies, charges and other encumbrances of any nature whatsoever, other than any such encumbrance created by Purchaser.

       (c) Such Stockholder has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery of this Agreement by Parent and Purchaser, is a valid and binding obligation of the Stockholder enforceable against such Stockholder in accordance with its terms.

       (d) None of the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby or compliance by such Stockholder with any of the provisions hereof shall (i) result in violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond mortgage, indenture, license, contract, commitment, lease, permit, franchise, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Stockholder is a party or by which such Stockholder or any of his properties or assets (including the Shares and Options) may be bound, or (ii) violate any order, writ, injunction, decree, judgment, law, statute, rule or regulation applicable to such Stockholder or any of his properties or assets, excluding from the foregoing such violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on such Stockholder or which would materially impair the ability of such Stockholder to consummate the transactions contemplated hereby.

       (e) Except for any approvals required in connection with Section 203 of the Delaware General Corporation Law, the execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any court or arbitrator or any governmental body, agency or official except for applicable requirements, if any, of the Exchange Act, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by such Stockholder of his obligations under this Agreement.

       (f) Except for ING Barings LLC, no investment banker, broker, finder or other intermediary is, or will be, entitled to a fee or commission from Purchaser, Parent or the Company in respect of this Agreement based on any arrangement or agreement made by or on behalf of such Stockholder in his or her capacity as a stockholder of the Company.

       (g) Such Stockholder understands and acknowledges that Parent is entering into, and causing Purchaser to enter into, the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement.

       Section 3. Transfer of the Shares. During the term of this Agreement, except as otherwise expressly provided herein, each Stockholder agrees that such Stockholder will not (a) tender into any tender or exchange offer or otherwise sell, offer for sale, transfer, pledge, assign, hypothecate or otherwise dispose of, or encumber with any security interest, lien, claim, pledge, option, right of first refusal, agreement, charge or other encumbrance or restriction or limitation on such Stockholder's right to vote or dispose of, whether directly or indirectly, any of the Shares, (b) acquire any shares of Common Stock or other securities of the Company (otherwise than in connection with a transaction of the type described in Section 4 or by exercising any of the Options or otherwise pursuant to Company Benefit Plans), (c) deposit the Shares into a voting trust, enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect to the Shares, (d) enter into any contract, commitment, arrangement, understanding or relationship (including any profit sharing arrangement) with respect to the direct or indirect acquisition or sale, transfer, pledge, assignment, hypothecation, disposition or encumbrance with any security interest, lien, claim, pledge, option, right of first refusal, agreement, charge or other encumbrance or restriction or limitation, or other disposition of any interest in or the voting of any Shares or any other securities of the Company, (e) exercise any rights (including, without limitation, under Section 262 of the Delaware General Corporation Law) to demand appraisal of any Shares which may arise with respect to the Merger, or (f) take any other action that would in any way restrict, limit or interfere with the performance of such Stockholder's obligations hereunder or the transactions contemplated hereby or which would otherwise diminish the benefits of this Agreement to Parent or Purchaser.

       Section 4.  Adjustments; Stop Transfer.

       (a) In the event (i) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock or other securities of the Company on, of or affecting the Shares or the like or any other action that would have the effect of changing a Stockholder's ownership of the Company's capital stock or other securities or (ii) a Stockholder becomes the beneficial owner of any additional Shares of or other securities of the Company, then the terms of this Agreement will apply to the shares of capital stock held by such Stockholder immediately following the effectiveness of the events described in clause (i) or such Stockholder becoming the beneficial owner thereof, as described in clause (ii), as though they were Shares hereunder.

       (b) Each Stockholder hereby agrees, while this Agreement is in effect, to promptly notify Parent and Purchaser of the number of any new Shares acquired by such Stockholder, if any, after the date hereof.

       (c) Each Stockholder agrees with, and covenants to, Parent and Purchaser that such Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Shares, unless such transfer is made in compliance with this Agreement.

       Section 5. Tender of Shares. Each Stockholder hereby agrees that such Stockholder will validly tender (or cause the record owner of such shares to validly tender) and sell (and not withdraw) pursuant to and in accordance with the terms of the Offer not later than the tenth business day after commencement of the Offer (or if the Stockholder acquires Shares after the date hereof, the earlier of the expiration date of the Offer and the tenth business day after such Shares are acquired by such Stockholder), or, if the Stockholder has not received the Offer Documents by such time, within five business days following receipt of such documents, all of the then outstanding shares of Common Stock beneficially owned by such Stockholder (including the shares of Common Stock outstanding as of the date hereof and shares issued upon exercise (if any) of the Options, in each case as set forth on Schedule A hereto opposite such Stockholder's name). Upon the purchase by Parent of all of such then outstanding shares of Common Stock beneficially owned by such Stockholder pursuant to the Offer in accordance with this Section 5, this Agreement will terminate as it relates to such Stockholder. In the event, notwithstanding the provisions of the first sentence of this Section 5, any Shares beneficially owned by a Stockholder are for any reason withdrawn from the Offer or are not purchased pursuant to the Offer, such Shares will remain subject to the terms of this Agreement. Each Stockholder acknowledges that Parent's obligation to accept for payment and pay for the shares of Common Stock tendered in the Offer is subject to all the terms and conditions of the Offer.

       Parent and Purchaser hereby agree that, without the prior written consent of the Company, they shall not (i) decrease the Transaction Consideration, (ii) decrease the number of Shares to be purchased in the Offer, (iii) change the form of consideration payable in the Offer or the Merger, (iv) add to or change the conditions to the Offer set forth in Annex A to the Merger Agreement, (v) waive the Minimum Condition or (vi) make any other change in the terms or conditions of the Offer in any manner materially adverse to the Stockholders.

       Section 6.  Voting Agreement.  Each Stockholder, by this Agreement, does hereby (a) agree to appear (or not appear, if requested by Parent or Purchaser) at any annual, special, postponed or adjourned meeting of the stockholders of the Company or otherwise cause the Shares such Stockholder beneficially owns on the record date of any such meeting to be counted as present (or absent, if requested by Parent or Purchaser) thereat for purposes of establishing a quorum and to vote or consent, and (b) constitute and appoint Parent and Purchaser, or any nominee thereof, with full power of substitution, during and for the term of this Agreement, as his true and lawful attorney and proxy for and in his or her name, place and stead, to vote all the Shares such Stockholder beneficially owns at the time of the record date for such vote, at any annual, special, postponed or adjourned meeting of the stockholders of the Company (and this appointment will include the right to sign his or her name (as stockholder) to any consent, certificate or other document relating to the Company that laws of the State of Delaware may require or permit), in the case of both (a) and (b) above, (x) in favor of approval and adoption of the Merger Agreement and approval and adoption of the Merger and the other transactions contemplated thereby, (y) against any action, transaction or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement, and (z) except as otherwise agreed to in writing in advance by Purchaser, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its subsidiaries; (B) a sale, lease or transfer of a material amount of assets of the Company or any of its subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or any of its subsidiaries; (C) (1) any change in a majority of the Persons who constitute the board of directors of the Company;
(2) any change in the present capitalization of the Company or any amendment of the Company's Restated Certificate of Incorporation or By-Laws; (3) any other material change in the Company's corporate structure or business; or (4) any other action involving the Company or any of its subsidiaries which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially adversely affect the Merger or any of the transactions contemplated by this Agreement or the Merger Agreement. This proxy and power of attorney is a proxy and power coupled with an interest, and each Stockholder declares that it is irrevocable until this Agreement shall terminate in accordance with its terms. Each Stockholder hereby revokes all and any other proxies with respect to the Shares that such Stockholder may have heretofore made or granted. For Shares as to which a Stockholder is the beneficial but not the record owner, such Stockholder shall use his or its commercially reasonable efforts to cause any record owner of such Shares to grant to Parent a proxy to the same effect as that contained herein. Each Stockholder hereby agrees to permit Parent and Purchaser to publish and disclose in the Offer Documents and the Proxy Statement, any related filings under the securities laws and any press release or announcement issued in accordance with the Merger Agreement such Stockholder's identity, intent in and ownership of Shares and the nature of his or her commitments, arrangements and understandings under this Agreement.

       Section 7. Termination. This Agreement will terminate on the first to occur of: (a) as to any Stockholder upon the purchase of all the Shares beneficially owned by such Stockholder pursuant to the Offer in accordance with
Section 5, or (b) on the earlier to occur of (i) the Effective Time or (ii) the date the Merger Agreement is terminated in accordance with its terms.

       Section 8. Fees and Expenses. Except as otherwise expressly provided herein or in the Merger Agreement, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

       Section 9. Further Assurances. Each party hereto will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

       Section 10. Publicity. A Stockholder shall not issue any press release or otherwise make any public statements with respect to this Agreement or the Merger Agreement or the other transactions contemplated hereby or thereby without the consent of Parent and Purchaser, except as may be required by applicable law or applicable stock exchange rules.

       Section 11. Stockholder Capacity. No person executing this Agreement makes any agreement or understanding herein in such Stockholder's capacity as a director or officer of the Company or any subsidiary of the Company. Each Stockholder signs solely in such Stockholder's capacity as the beneficial owner of such Stockholder's Shares and nothing herein shall limit or affect any actions taken by a Stockholder in such Stockholder's capacity as an officer or director of the Company or any subsidiary of the Company to the extent specifically permitted by the Merger Agreement.

       Section 12. Enforcement. The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court, this being in addition to any other remedy to which they are entitled at law or in equity for damages or otherwise.

       Section 13.  Miscellaneous.

       (a) All representations and warranties contained herein will survive for twelve months after the termination hereof. The covenants and agreements made herein will survive in accordance with their respective terms.

       (b) Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits thereof. No such waiver, amendment or supplement will be effective unless in writing and signed by the party or parties sought to be bound thereby. Any waiver by any party of a breach of any provision of this Agreement will not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement or one or more sections hereof will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

       (c) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements among the parties with respect to such matters. This Agreement may not be amended, changed, supplemented, waived or otherwise modified, except upon the delivery of a written agreement executed by the parties hereto.

       (d) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws. Each of the Stockholders, Parent and Purchaser hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the United States District Court for the State of Delaware or any court of the State of Delaware (the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum. Parent hereby appoints The Corporation Trust Company as agent for service of process. The address of such agent for service of process is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

       (e) The descriptive headings contained herein are for convenience and reference only and will not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be understood to be followed by the words "without limitation."

       (f) All notices and other communications hereunder will be in writing and will be given (and will be deemed to have been duly given upon receipt) by delivery in person, by telecopy, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

              If to Parent or Purchaser to:

              Zale Corporation
              961 West Walnut Hill Lane
              Irving, Texas  75038-1003
              Attention:  Alan Shor
              Fax:  (972) 580-5336
              with a copy to:

              Zale Corporation
              901 West Walnut Hill Lane
              Irving, Texas  75038-1003
              Attention:  Susan Lanigan
              Fax:  (972) 580-5336

              and a copy to:

              Troutman Sanders LLP
              600 Peachtree Street, NE
              Suite 5200
              Atlanta, Georgia  30308-2216
              Attention:  W. Brinkley Dickerson, Jr.
              Fax:  (404) 962-6743

       If to a Stockholder, at the address set forth on Schedule A hereto or to such other address as any party may have furnished to the other parties in writing in accordance herewith.

       (g) This Agreement may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original. All such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

       (h) This Agreement is binding upon and is solely for the benefit of the parties hereto and their respective successors, legal representatives and assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement will be assigned by any of the parties hereto without the prior written consent of the other parties, except that Parent and Purchaser will have the right to assign to any direct or indirect wholly owned subsidiary of Parent or Purchaser any and all rights and obligations of Parent or Parent under this Agreement, provided that any such assignment will not relieve either Parent or Purchaser from any of its obligations hereunder.

       (i) Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

       (j) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity will be cumulative and not alternative, and the exercise of any thereof by either party will not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

       IN WITNESS WHEREOF, each of the Parent and Purchaser has caused this Agreement to be signed by its officer or director thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.



                     ZALE CORPORATION

                     By:  /s/ Beryl  Raff
                     Name: Beryl Raff
                     Title:  President and Chief Executive Officer





                     JEWELRY EXPANSION CORP.

                     By:  /s/ Alan P. Shor
                     Name:  Alan P. Shor
                     Title:  President


                   [Signatures continued on following page]

STOCKHOLDERS:




/s/ Richard H. Penske
Richard H. Penske






                       [Signatures continued on following page]

STOCKHOLDERS:



PATRICK CAPITAL, FLP



/s/ Richard H. Penske
By:  Richard H. Penske






                       [Signatures continued on following page]

STOCKHOLDERS:




/s/ John F. Eureyecko
John F. Eureyecko






                       [Signatures continued on following page]

STOCKHOLDERS:




/s/ Barry R. Clauser
Barry R. Clauser






                       [Signatures continued on following page]

STOCKHOLDERS:




/s/ Sharon J. Zondag
Sharon J. Zondag






                       [Signatures continued on following page]

STOCKHOLDERS:




/s/ Gilbert P. Hollander
Gilbert P. Hollander






                       [Signatures continued on following page]

STOCKHOLDERS:




/s/ Brandon R. Lehman
Brandon R. Lehman






                       [Signatures continued on following page]

STOCKHOLDERS:





Susan S. Iseminger






                       [Signatures continued on following page]

STOCKHOLDERS:




/s/ Alan R. Hoefer
Alan R. Hoefer






                       [Signatures continued on following page]

STOCKHOLDERS:




/s/ Mark A. Randol
Mark A. Randol






                       [Signatures continued on following page]

STOCKHOLDERS:


GRAT 0119 FBO RICHARD H. PENSKE

GRAT 1221 FBO RICHARD H. PENSKE

GRAT 1223 FBO RICHARD H. PENSKE

GRAT 1225 FBO PATRICIA L. PENSKE

GRAT 1227 FBO PATRICIA L. PENSKE

TRUSTS FBO VICTORIA L. PENSKE

TRUSTS FBO CRISLYN A. PENSKE

TRUSTS FBO LISA P. PENSKE

TRUSTS FBO R. STEPHEN PENSKE


/s/ Crislyn A. Penske
By:  Crislyn A. Penske


/s/ Victoria Penske Aitchison
By:  Victoria Penske Aitchison

  SCHEDULE A

Stockholder                         Number of Shares    Number of
                                                         Options

Richard H. Penske                       214,389           42,500
3910 Adler Place
Bethlehem, PA
18017

GRAT 0119 FBO                           42,462             -
RICHARD H. PENSKE
3910 Adler Place
Bethlehem, PA
18017

GRAT 1221 FBO                           218,938             -
RICHARD H. PENSKE
3910 Adler Place
Bethlehem, PA
18017

GRAT 1223 FBO                           244,453             -
RICHARD H. PENSKE
3910 Adler Place
Bethlehem, PA
18017

GRAT 1225 FBO                           260,032             -
PATRICIA L. PENSKE
3910 Adler Place
Bethlehem, PA
18017

GRAT 1227 FBO                           267,154             -
PATRICIA L. PENSKE
3910 Adler Place
Bethlehem, PA
18017

Patrick Capital,                      2,000,000             -
FLP
3910 Adler Place
Bethlehem, PA
18017

                                   Number of Shares    Number of
                                                        Options

Stockholder

Trusts FBO                               51,288             -
Victoria L. Penske
3910 Adler Place
Bethlehem, PA
18017

Trusts FBO                               51,288             -
Crislyn A. Penske
3910 Adler Place
Bethlehem, PA
18017

Trusts FBO Lisa                          51,288             -
P. Penske
3910 Adler Place
Bethlehem, PA
18017

Trusts FBO R.                            51,288             -
Stephen Penske
3910 Adler Place
Bethlehem, PA
18017

John F. Eureyecko                        50,261             -
2723 Bridle Path
Plc.
Bethlehem, PA
18017

                                     Number of Shares   Number of
                                                          Options


Stockholder

Barry R. Clauser                         64,434           67,997
3910 Adler Place
Bethlehem, PA
18017

Sharon J. Zondag                         30,578           67,997
3910 Adler Place
Bethlehem, PA
18017

Gilbert P.                                7,276           11,300
Hollander
3910 Adler Place
Bethlehem, PA
18017

Brandon R. Lehman                        18,425           18,800
3910 Adler Place
Bethlehem, PA
18017

Susan S. Iseminger                        2,109           18,800
3910 Adler Place
Bethlehem, PA
18017

Alan R. Hoefer                           71,834           18,000
3910 Adler Place
Bethlehem, PA
18017

Mark A. Randol                           28,236           15,000
3910 Adler Place
Bethlehem, PA
18017